FOR IMMEDIATE RELEASE	Exhibit 99.1

Contact:	Paul G. Gabos (727) 530-7700

LINCARE HOLDINGS INC. ANNOUNCES THIRD QUARTER

AND NINE MONTH 2005 FINANCIAL RESULTS

Clearwater, Florida (October 24, 2005) — Lincare Holdings Inc. (NASDAQ:LNCR), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the quarter and nine months ended September 30, 2005.

For the quarter ended September 30, 2005, revenues were $320.1 million, similar to revenues of $322.0 million for the third quarter of 2004. Net income for the quarter ended September 30, 2005, was $53.9 million compared to net income of $70.4 million for the third quarter of 2004. Diluted earnings per share were $0.52 for the quarter ended September 30, 2005, compared with $0.67 diluted earnings per share for the comparable prior year period.

The financial results for the quarter ended September 30, 2005 were negatively impacted by reductions in Medicare reimbursement for oxygen equipment that took effect on April 1, 2005, and for respiratory medications and certain items of durable medical equipment that took effect on January 1, 2005. The Company estimates that revenues in the third quarter of 2005 were reduced by $51.8 million as a result of these Medicare price changes. The Medicare price reductions offset the positive effect on revenues in the third quarter of 2005 attributable to 10% internal growth and 6% acquisition growth, exclusive of the Medicare price reductions, over the comparable prior year period.

Revenues for the nine months ended September 30, 2005, were $940.5 million, similar to revenues of $944.3 million for the comparable period in 2004. Net income for the nine months ended September 30, 2005, was $158.6 million compared to net income of $200.7 million for the first nine months of 2004. Diluted earnings per share were $1.52 for the nine months ended September 30, 2005, compared with $1.91 diluted earnings per share for the comparable period last year. The Company estimates that the Medicare price reductions reduced revenues in the first nine months of 2005 by $135.1 million.

During the third quarter of 2005, Lincare completed the acquisition of two companies with annual revenues of approximately $20.0 million. The acquired businesses were located in Florida and New Mexico. During the first nine months of 2005, Lincare acquired 11 companies with annual revenues of approximately $62 million.

Lincare added 10 new operating centers in the third quarter, all of which were derived from internal expansion. During the first nine months of 2005, Lincare added 33 new operating centers via internal expansion and 34 new centers via acquisition. The total number of Lincare locations expanded to 871 at the end of the third quarter.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the third quarter and first nine months of 2005. We remain committed to our strategy of expanding market share in our core respiratory business by providing high quality equipment and services and making selective acquisitions while controlling costs and reinvesting capital to support growth.”

Mr. Byrnes added, “Our financial position is strong and we achieved significant operating cash flows during the first nine months of 2005.” Lincare generated $284.5 million of cash from operating activities during the first nine months of 2005. Investments of cash during the nine-month period included $73.9 million in capital expenditures and $81.9 million in business acquisition expenditures. During the third quarter, the Company retired its $45.0 million Series C Senior Secured Notes which were due and payable on September 15, 2005. The Company repurchased 1.6 million shares of its common stock during the third quarter for $65.6 million, bringing the total number of shares repurchased in 2005 to 5.3 million shares for $220.8 million. Long-term obligations were $275.5 million and cash and short-term investments were $105.7 million at September 30, 2005.

The Company also announced that its Board of Directors has authorized the repurchase of an additional $100 million of its outstanding common stock. Purchases will be made through open market or privately negotiated transactions, subject to market conditions and trading restrictions. The Company has completed the repurchase of $250 million of Lincare common stock pursuant to the previously announced authorization by its Board in December 2004.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 620,000 customers in 47 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operations of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2004.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	September 30, 2005	September 30, 2004
Net revenues	$320,121	$322,010
Costs and expenses:
Costs of goods and services	65,388	45,628
Operating expenses	75,156	67,473
Selling, general and administrative expenses	62,550	65,091
Bad debt expense	4,802	4,830
Depreciation expense	23,731	21,897
Amortization expense	415	383

Operating income	88,079	116,708

Interest and Other expense	2,071	3,802

Income before income taxes	86,008	112,906

Income taxes	32,136	42,498

Net income	$53,872	$70,408

Basic earnings per common share	$0.55	$0.71

Diluted earnings per common share	$0.52	$0.67

Weighted average number of common shares outstanding	98,293,999	99,807,228

Weighted average number of common shares and common share equivalents outstanding	105,505,911	107,185,106

	For the nine months ended
	September 30, 2005	September 30, 2004
Net revenues	$940,479	$944,290
Costs and expenses:
Costs of goods and services	189,493	137,063
Operating expenses	219,061	198,778
Selling, general and administrative expenses	187,034	193,745
Bad debt expense	14,107	14,164
Depreciation expense	68,626	65,022
Amortization expense	1,265	1,141

Operating income	260,893	334,377

Interest and Other expense	6,969	12,563

Income before income taxes	253,924	321,814

Income taxes	95,323	121,094

Net income	$158,601	$200,720

Basic earnings per common share	$1.59	$2.02

Diluted earnings per common share	$1.52	$1.91

Weighted average number of common shares outstanding	99,604,756	99,428,137

Weighted average number of common shares and common share equivalents outstanding	107,102,092	106,890,703

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	September 30, 2005	December 31, 2004
Cash and short-term investments	$105,675	$225,789

Accounts Receivable, Net	149,980	137,891

Current Assets	262,376	377,855

Total Assets	1,712,048	1,721,064

Long Term Obligations, including Current Maturities of Bank Debt	275,470	320,293

Stockholders' Equity	1,174,519	1,166,325